Exhibit 99.1
FORBEARANCE AGREEMENT TO
AMENDED AND RESTATED MORTGAGE NOTE
     THIS FORBEARANCE AGREEMENT TO AMENDED AND RESTATED MORTGAGE NOTE (this “Agreement”) is entered into as of the 11th day of December, 2009 by and between BANK OF AMERICA, N.A. as successor in interest to LaSalle Bank National Association, a national banking association (“Lender”) and SIGMATRON INTERNATIONAL, INC., a Delaware corporation (the “Borrower”).
WITNESSETH:
     WHEREAS, Lender and the Borrower are parties to that certain Amended and Restated Mortgage Note dated as of April 30, 2008 in the original principal amount of $2,805,000 (as may be further amended, restated, supplemented or otherwise modified from time to time, the “Note”), the repayment of such is secured by that certain Mortgage and Security Agreement dated as of November 17, 2003, as amended by that certain First Amendment to Mortgage and Security Agreement dated as of April 30, 2008 (as may be further amended, restated, supplemented or otherwise modified from time to time, the “Mortgage”);
     WHEREAS, a certain Event of Default previously occurred and is continuing under the Note as of the period ending October 31, 2009 as follows: a default under Paragraph ii(d) of the Note as a result of Borrower’s breach of the requirement that Borrower maintain EBITDA of not less than $7,000,000 (the “Current Default”);
     WHEREAS, the Borrower has requested that Lender forbear from the exercise and enforcement of its rights, powers and remedies under the Note for the Forbearance Period (as defined herein) and upon the terms and conditions set forth herein; and
     WHEREAS, as a result of the continued existence of the Current Default, Lender has the right to accelerate all of the Borrower’s Obligations and make them immediately due and payable in full and Lender has the present unrestricted right, inter alia, to enforce its rights, powers and remedies against the Borrower under the Note, the Mortgage and the other Loan Documents or at law or equity or by statute, including, without limitation, the right to foreclose on the Collateral.
     NOW, THEREFORE, for and in consideration of the premises and mutual agreements herein contained and for the purposes of setting forth the terms and conditions of this Agreement, the parties, intending to be bound, hereby agree as follows:
     1. Incorporation of the Note. All capitalized terms which are not defined hereunder shall have the same meanings as set forth in the Note and the Note, to the extent not inconsistent with this Agreement, is incorporated herein by this reference as though the same were set forth in its entirety. Except as specifically set forth herein, the Note shall remain in full force and effect and its provisions shall be binding on the parties hereto.
     2. Current Default; Acknowledgment. The Borrower acknowledges that as a result of the Current Default, Lender has the right to immediately enforce payment by the Borrower of all of the Borrower’s Obligations and, in connection therewith, to immediately enforce its security interests in, and liens on, the Collateral and to exercise all other remedies provided to Lender under the Note, the Mortgage and the other Loan Documents or at law or equity or by statute against the Borrower.
     3. Limited Forbearance and Further Consideration.
          (a) Subject to compliance by the Borrower with the terms and conditions of this Agreement and all of the terms and conditions of the Note and the other Loan Documents, Lender hereby agrees to forbear from exercising and enforcing its rights, powers and remedies afforded under the Note and the other Loan Documents or at law, in equity or by statute with respect to the Current Default during the period from the date of this Agreement until January 8, 2010 (the “Forbearance Period”). The foregoing limited forbearance shall not be construed to impair the ability of Lender to enforce any such rights, powers or remedies after the Forbearance Period regardless of whether or not such enforcement relates to actions taken or payments received during the Forbearance Period, or during the Forbearance Period for defaults or Events of Default other than the Current Default.
          (b) Unless earlier terminated in accordance with the terms of this Agreement, the Lender’s forbearance, as provided herein, shall immediately cease without notice on January 8, 2010 (“Forbearance Termination Date”), and the Borrower at that time shall be obligated to pay to Lender all of the Borrower’s Obligations and perform all terms, conditions and provisions of the Note and the other Loan Documents.
          (c) Lender’s forbearance is further expressly subject to and conditioned upon the Borrower’s strict compliance with each and every term and provision of this Agreement, and, except with respect to Current Default, the Borrower’s strict compliance with each and every term and provision of the Note and the other Loan Documents.
          (d) Upon the breach by the Borrower of any provision of this Agreement, or any Event of Default under the Note or the other Loan Documents other than the Current Default as such Current Default exists as of the date of this Agreement, Lender, at its option, may withdraw its forbearance hereunder. Lender shall promptly advise the Borrower of any such withdrawal, but failure to do so shall not impair the effect of such withdrawal. Upon such withdrawal, all of the Borrower’s Obligations shall be due and payable, and Lender shall have the undisputed and absolute right to exercise and enforce all other rights, powers and remedies which may exist pursuant to the Note and the other Loan Documents or at law, in equity or by statute, all without further demand or notice of any kind, all of which are hereby waived by the Borrower.
          (e) The Borrower acknowledges and agrees that Lender shall be under no obligation to extend the Forbearance Termination Date and that Lender’s failure to enforce any or all of its remedies under this Agreement, the Note, the other Loan Documents, or under law or at equity after the expiration of the current Forbearance Period will not give rise to a further extension of the Forbearance Period absent a written agreement executed by Lender to extend the Forbearance Termination Date.

          (f) The Borrower further acknowledges and agrees, that Lender’s decision to allow the Borrower to use the Collateral during the Forbearance Period is of great value to the Borrower and that such forbearance is, independent of the other consideration received by the Borrower hereunder, sufficient consideration for each and every one of the Borrower’s obligations under this Agreement.
          (g) In the event the Borrower (i) files any voluntary petition under any Chapter of the Bankruptcy Code (Title 11, U.S.C., hereinafter referred to as the “Bankruptcy Code”), or in any manner seeks any relief under any other state, federal or other insolvency laws or laws providing for relief of debtors, or directly or indirectly causes the other to file any such petition or to seek any such relief, either at the present time, or at any time prior to the end of the Forbearance Period, or at any time thereafter; or (ii) directly or indirectly causes any involuntary petition under any Chapter of the Bankruptcy Code to be filed against the Borrower, or directly or indirectly causes the Borrower to become the subject of any proceedings pursuant to any other state, federal or other insolvency laws or laws providing for the relief of debtors, either at the present time, or at any time prior to the end of the Forbearance Period, or at any time thereafter; or (iii) directly or indirectly causes the Collateral or any interest of the Borrower in the Collateral to become the property of any bankruptcy estate or the subject of any state, federal or other bankruptcy, dissolution, liquidation or insolvency proceedings, either at the present time, or at any time prior to the end of the Forbearance Period, or at any time thereafter, the Borrower agrees to the lifting of the automatic stay by the appropriate Bankruptcy Court “for cause” pursuant to Section 362(d)(1) of the Bankruptcy Code (11 U.S.C. Section 362(d)(1)) to enable Lender, in its sole discretion, to foreclose on and/or protect its interests in the Collateral. Said Bankruptcy Court shall be authorized to enter an order lifting the automatic stay without the necessity of an evidentiary hearing and without the necessity of Lender establishing the lack of adequate protection of its interest in the Collateral and lack of necessity of the Collateral for an effective bankruptcy reorganization. The automatic stay shall be lifted within thirty (30) days of filing of the applicable motion, subject to the Court’s schedule and orders.
     4. Forbearance Events of Default. A “Forbearance Event of Default” shall mean the occurrence of any one or more of the following events:
          (a) The Borrower shall fail to observe or perform any term, covenant or agreement binding on it contained in this Agreement, or any agreement, instrument or document executed in connection herewith;
          (b) An Event of Default shall have occurred and be continuing under the Note or the other Loan Documents other than the Current Default as such Current Default existed as of the date of this Agreement; or
          (c) The occurrence of a material adverse change (as determined by Lender in its sole discretion) in the financial condition of the Borrower or in its business.
          Upon the occurrence of any Forbearance Event of Default, Lender may immediately terminate the Forbearance Period and/or declare all of the Borrower’s Obligations due and payable. Upon the termination or expiration of the Forbearance Period, if at such time the outstanding amount of the obligations is not paid in full, Lender shall be entitled to exercise all of its rights and remedies under the Note, the other Loan Documents and applicable law. Upon the occurrence of any Forbearance Event of Default hereunder, the Borrower hereby consents (i) to the ex parte appointment of a receiver by Lender in any action initiated by Lender pursuant to this Agreement or the Note, and the Borrower waives notice and posting of a bond in connection therewith; and (ii) to the ex parte filing by Lender on the Borrower’s behalf of an assignment for the benefit of creditors in accordance with applicable law, and the Borrower waives notice and posting of a bond in connection therewith. The Borrower acknowledges that it shall have no claim for damages or otherwise against Lender with respect to any such termination of the Forbearance Period or acceleration of the Borrower’s Obligations in accordance with the terms of this Agreement or the Note.
     5. Reservation of Rights. The forbearance set forth herein shall be limited precisely as written and, except as expressly set forth herein, neither the fact of the Lender’s forbearance nor any other term or provisions herein shall, or shall be deemed or construed to, (i) be a consent to any forbearance, waiver, amendment or modification of any term, provision or condition of the Note, (ii) affect, impair, operate as a waiver of, or prejudice any right, power or remedy which Lender may now or hereafter have pursuant to the Note or any other document, agreement, security agreement or instrument executed by any person in connection with or related to the Note, or at law or in equity or by statute including, without limitation, with regard to any existing or hereafter arising default, (iii) impose upon Lender any obligation, express or implied, to consent to any amendment or further modification of the Note or (iv) be a consent to any waiver of any existing Event of Default (including, without limitation, the Current Default), all such Events of Defaults remaining outstanding. Lender hereby expressly reserves all rights, powers and remedies specifically given to it under the Note or the other Loan Documents or now or hereafter existing at law, in equity or by statute.
     6. Representations and Warranties. The representations and warranties set forth in the Note shall be deemed remade and affirmed as of the date hereof by the Borrower, except that any and all references to the Note in such representations, warranties and covenants shall be deemed to include this Agreement.
     7. Delivery of Documents/Information.
          (a) Notwithstanding any of the foregoing, prior to entering into this Agreement, Lender shall have received from the Borrower a Secretary’s Certificate of the Borrower with resolutions and incumbency, in form and substance satisfactory to Lender.
          (b) The Borrower will provide to the Lender documentation to reasonably evidence a commitment to refinance all of the Borrower’s Obligations. The Borrower will make every reasonable effort to provide such evidence by December 24, 2009, and in any event by December 31, 2009.
     8. Reference to the Effect on the Note.
          (a) References. Upon the effective date of this Agreement and on and after the date hereof, each reference in the Note to “this Note,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Note, as amended hereby.

          (b) Ratification. As specifically modified above, the Note and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect, and are hereby ratified and confirmed.
          (c) No Waiver. Lender’s failure, at any time or times hereafter, to require strict performance by the Borrower of any provision or term of the Note, this Agreement or the other Loan Documents shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Lender of a breach of this Agreement or any Event of Default under the Note shall not, except as may be expressly set forth herein, suspend, waive or affect any other breach of this Agreement or any Event of Default under the Note, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character. None of the undertakings, agreements, warranties, covenants and representations of the Borrower contained in this Agreement, the Note or in any of the other Loan Documents, and no breach of this Agreement, or Event of Default under the Note shall be deemed to have been suspended or waived by Lender unless such suspension or waiver is (a) in writing and signed by Lender, and (b) delivered to the Borrower. In no event shall Lender’s execution and delivery of this Agreement establish a course of dealing among Lender or the Borrower or any other obligor or in any other way obligate Lender to hereafter provide any amendments or waivers with respect to the Note.
     9. Representations and Warranties of the Borrower. The Borrower hereby represents and warrants to Lender as of the date hereof as follows:
          (a) The execution and delivery of this Agreement and the performance by the Borrower of its obligations hereunder are within the Borrower’s powers and authority, have been duly authorized by all necessary corporate action and do not and will not contravene or conflict with the Certificate of Incorporation or By-laws of the Borrower.
          (b) The Note (as amended by this Agreement) and the other Loan Documents constitute legal, valid and binding obligations enforceable in accordance with their terms by Lender against the Borrower, and the Borrower expressly reaffirms each of its obligations under the Note (as amended by this Agreement) and each of the other Loan Documents, including, without limitation, the Borrower’s Obligations. The Borrower further expressly acknowledges and agrees that Lender has a valid, duly perfected, first priority and fully enforceable security interest in and lien against each item of Collateral. The Borrower agrees that it shall not dispute the validity or enforceability of the Note (as it was stated before and after this Agreement) or any of the other Loan Documents or any of its respective obligations thereunder, or the validity, priority, enforceability or extent of Lender’s security interest in or lien against any item of Collateral, in any judicial, administrative or other proceeding;
          (c) No consent, order, qualification, validation, license, approval or authorization of, or filing, recording, registration or declaration with, or other action in respect of, any governmental body, authority, bureau or agency or other person is required in connection with the execution, delivery or performance of, or the legality, validity, binding effect or enforceability of, this Agreement;

          (d) The execution, delivery and performance of this Agreement by the Borrower does not and will not violate any law, governmental regulation, judgment, order or decree applicable to the Borrower and does not and will not violate the provisions of, or constitute a default or any event of default under, or result in the creation of any security interest or lien upon any property of the Borrower pursuant to, any indenture, mortgage, instrument, contract, agreement or other undertaking to which the Borrower is a party or is subject or by which the Borrower or any of its real or personal property may be bound;
          (e) No Event of Default, except for the Current Default, or events which, except for the passage of time or notice would constitute an Event of Default, exists under the Note or the other Loan Documents; and
          (f) As of the date of this Agreement, the Borrower hereby reaffirms all covenants, representations and warranties made in the Note and the other Loan Documents to the extent the same are not amended hereby, and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the date of this Agreement.
     10. Releases; Indemnities.
          (a) In further consideration of Lender’s execution of this Agreement, the Borrower, and on behalf of its successors (including, without limitation, any trustees acting on behalf of the Borrower and any debtor-in-possession with respect to the Borrower), assigns, subsidiaries and Affiliates, hereby forever releases Lender and its respective successors, assigns, parents, subsidiaries, Affiliates, officers, employees directors, agents and attorneys (collectively, the “Releasees”) from any and all debts, claims, demands, liabilities, responsibilities, disputes, causes, damages, actions and causes of action (whether at law or in equity) and obligations of every nature whatsoever, whether liquidated or unliquidated, known or unknown, matured or unmatured, fixed or contingent (collectively, “Claims”), that the Borrower may have against the Releasees which arise from or relate to any actions which the Releasees may have taken or omitted to take prior to the date this Agreement was executed, including without limitation with respect to the Borrower’s Obligations, any Collateral, the Note, any other Loan Documents and any third parties liable in whole or in part for the Borrower’s Obligations. This provision shall survive and continue in full force and effect whether or not the Borrower shall satisfy all other provisions of this Agreement, the other Loan Documents or the Note, including payment in full of the Borrower’s Obligations.
          (b) The Borrower hereby agrees that its obligation to indemnify and hold the Releasees harmless as set forth in Paragraph 10(a) of this Agreement shall include an obligation to indemnify and hold the Releasees harmless with respect to any and all liabilities, obligations, losses, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by the Releasees, or any of them, whether direct, indirect or consequential, as a result of or arising from or relating to any proceeding by, or on behalf of, any person, including, without limitation, officers, directors, agents, trustees, creditors, partners or shareholders of the Borrower, whether threatened or initiated, asserting any claim for legal or equitable remedy under any statute, regulation or common law principle arising from or in connection with the negotiation, preparation, execution, delivery, performance, administration and enforcement of this Agreement or any other document executed in connection herewith. The foregoing indemnity shall survive the payment in full of the Borrower’s Obligations and the termination of this Agreement, the Note and the other Loan Documents.
     11. Fees and Expenses. The Borrower agrees to pay on demand all costs, fees and expenses of or incurred by Lender in connection with the evaluation, negotiation, preparation, execution and delivery of this Agreement and the other instruments and documents executed and delivered in connection with the transactions described herein (including the filing or recording thereof), including, but not limited to, the fees and expenses of counsel for Lender, search fees and taxes payable in connection with this Agreement and any future amendments to the Note. Pursuant to that certain Forbearance Agreement to Loan and Security Agreement of even date herewith among the Borrower, the Lender in its capacity as Agent, and the banks party thereto, the Borrower also agrees to pay to Lender and certain other banks a closing fee equal to $15,000, which shall be due and payable upon execution of this Agreement.
     12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have duly executed this Forbearance Agreement as of the date first above written.

BORROWER:	SIGMATRON INTERNATIONAL, INC.
	By:	/s/ Linda K. Frauendorfer
		Name:	Linda K. Frauendorfer
		Its:	Chief Financial Officer

FORBEARANCE AGREEMENT TO LOAN AND SECURITY AGREEMENT
     THIS FORBEARANCE AGREEMENT TO LOAN AND SECURITY AGREEMENT (this “Agreement”) is entered into as of the 11th day of December, 2009 by and among the banks that are or may from time to time become parties hereto (individually a “Bank” and collectively, the “Banks”), BANK OF AMERICA, N.A. as successor in interest to LaSalle Bank National Association, a national banking association (in its individual capacity, “BofA”), as agent (“Agent”) for the Banks, and SIGMATRON INTERNATIONAL, INC., a Delaware corporation (the “Borrower”).
WITNESSETH:
     WHEREAS, BofA, the Banks and the Borrower are parties to that certain Loan and Security Agreement dated as of August 25, 1999, as amended (as may be further amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”);
     WHEREAS, a certain Event of Default previously occurred and is continuing under the Loan Agreement as of the period ending October 31, 2009 as follows: a default under Paragraph 11.2(f)(vi) of the Loan Agreement as a result of Borrower’s breach of the requirement that Borrower maintain EBITDA of not less than $7,000,000 (the “Current Default”);
     WHEREAS, the Borrower has requested that the Banks forbear from the exercise and enforcement of their rights, powers and remedies under the Loan Agreement for the Forbearance Period (as defined herein) and upon the terms and conditions set forth herein; and
     WHEREAS, as a result of the continued existence of the Current Default, the Banks have the right to accelerate all of the Borrower’s Liabilities and make them immediately due and payable in full and the Banks have the present unrestricted right, inter alia, to enforce their rights, powers and remedies against the Borrower under the Loan Agreement or at law or equity or by statute, including, without limitation, the right to foreclose on the Collateral.
     NOW, THEREFORE, for and in consideration of the premises and mutual agreements herein contained and for the purposes of setting forth the terms and conditions of this Agreement, the parties, intending to be bound, hereby agree as follows:
     1. Incorporation of the Loan Agreement. All capitalized terms which are not defined hereunder shall have the same meanings as set forth in the Loan Agreement, and the Loan Agreement, to the extent not inconsistent with this Agreement, is incorporated herein by this reference as though the same were set forth in its entirety. Except as specifically set forth herein, the Loan Agreement shall remain in full force and effect and its provisions shall be binding on the parties hereto.
     2. Current Default; Acknowledgment. The Borrower acknowledges that as a result of the Current Default, the Banks have the right to immediately enforce payment by the Borrower of all of the Borrower’s Liabilities and, in connection therewith, to immediately enforce their security interests in, and liens on, the Collateral and to exercise all other remedies provided to the Banks under the Loan Agreement and the Other Agreements or at law or equity or by statute against the Borrower.

     3. Limited Forbearance and Further Consideration.
          (a) Subject to compliance by the Borrower with the terms and conditions of this Agreement and all of the terms and conditions of the Loan Agreement and the Other Agreements, the Banks hereby agree to forbear from exercising and enforcing their rights, powers and remedies afforded under the Loan Agreement or at law, in equity or by statute with respect to the Current Default during the period from the date of this Agreement until January 8, 2010 (the “Forbearance Period”). The foregoing limited forbearance shall not be construed to impair the ability of the Banks to enforce any such rights, powers or remedies after the Forbearance Period regardless of whether or not such enforcement relates to actions taken or payments received during the Forbearance Period, or during the Forbearance Period for defaults or Events of Default other than the Current Default.
          (b) Unless earlier terminated in accordance with the terms of this Agreement, the Banks’ forbearance, as provided herein, shall immediately cease without notice on January 8, 2010 (“Forbearance Termination Date”), and the Borrower at that time shall be obligated to pay to the Banks and the Agent all of the Borrower’s Liabilities and perform all terms, conditions and provisions of the Loan Agreement and the Other Agreements.
          (c) The Banks’ forbearance is further expressly subject to and conditioned upon the Borrower’s strict compliance with each and every term and provision of this Agreement, and, except with respect to Current Default, the Borrower’s strict compliance with each and every term and provision of the Loan Agreement and the Other Agreements.
          (d) Upon the breach by the Borrower of any provision of this Agreement, or any Event of Default under the Loan Agreement or the Other Agreements other than the Current Default as such Current Default exists as of the date of this Agreement, the Banks, at their option, may withdraw their forbearance hereunder. Agent shall promptly advise the Borrower of any such withdrawal, but failure to do so shall not impair the effect of such withdrawal. Upon such withdrawal, all of the Borrower’s Liabilities shall be due and payable, and the Banks shall have the undisputed and absolute right to exercise and enforce all other rights, powers and remedies which may exist pursuant to the Loan Agreement and the Other Agreements or at law, in equity or by statute, all without further demand or notice of any kind, all of which are hereby waived by the Borrower.
          (e) The Borrower acknowledges and agrees that the Banks shall be under no obligation to extend the Forbearance Termination Date and that the Banks’ failure to enforce any or all of their remedies under this Agreement, the Loan Agreement, the Other Agreements, or under law or at equity after the expiration of the current Forbearance Period will not give rise to a further extension of the Forbearance Period absent a written agreement executed by the Banks to extend the Forbearance Termination Date.
          (f) The Borrower acknowledges and agrees that the Banks are entitled to cease funding under the Loan Agreement as a result of the Current Default and that the Banks may (but need not) in the Banks’ sole and absolute discretion elect to continue to fund under and in accordance with the terms of the Loan Agreement (other than the terms thereof which condition funding on the absence of an Event of Default) without waiving or being deemed to have waived the Current Default or any other breach or Event of Default and without such discretionary funding constituting an amendment to or departure from the Loan Agreement.
          (g) The Borrower further acknowledges and agrees, that the Banks’ decision to allow the Borrower to use the Collateral during the Forbearance Period is of great value to the Borrower and that such forbearance is, independent of the other consideration received by the Borrower hereunder, sufficient consideration for each and every one of the Borrower’s obligations under this Agreement.
          (h) In the event the Borrower (i) files any voluntary petition under any Chapter of the Bankruptcy Code (Title 11, U.S.C., hereinafter referred to as the “Bankruptcy Code”), or in any manner seeks any relief under any other state, federal or other insolvency laws or laws providing for relief of debtors, or directly or indirectly causes the other to file any such petition or to seek any such relief, either at the present time, or at any time prior to the end of the Forbearance Period, or at any time thereafter; or (ii) directly or indirectly causes any involuntary petition under any Chapter of the Bankruptcy Code to be filed against the Borrower, or directly or indirectly causes the Borrower to become the subject of any proceedings pursuant to any other state, federal or other insolvency laws or laws providing for the relief of debtors, either at the present time, or at any time prior to the end of the Forbearance Period, or at any time thereafter; or (iii) directly or indirectly causes the Collateral or any interest of the Borrower in the Collateral to become the property of any bankruptcy estate or the subject of any state, federal or other bankruptcy, dissolution, liquidation or insolvency proceedings, either at the present time, or at any time prior to the end of the Forbearance Period, or at any time thereafter, the Borrower agrees to the lifting of the automatic stay by the appropriate Bankruptcy Court “for cause” pursuant to Section 362(d)(1) of the Bankruptcy Code (11 U.S.C. Section 362(d)(1)) to enable the Banks, in their sole discretion, to foreclose on and/or protect their interests in the Collateral. Said Bankruptcy Court shall be authorized to enter an order lifting the automatic stay without the necessity of an evidentiary hearing and without the necessity of the Banks’ establishing the lack of adequate protection of its interest in the Collateral and lack of necessity of the Collateral for an effective bankruptcy reorganization. The automatic stay shall be lifted within thirty (30) days of filing of the applicable motion, subject to the Court’s schedule and orders.
     4. Forbearance Events of Default. A “Forbearance Event of Default” shall mean the occurrence of any one or more of the following events:
          (a) The Borrower shall fail to observe or perform any term, covenant or agreement binding on it contained in this Agreement, or any agreement, instrument or document executed in connection herewith;
          (b) An Event of Default shall have occurred and be continuing under the Loan Agreement or the Other Agreements other than the Current Default as such Current Default existed as of the date of this Agreement; or
          (c) The occurrence of a material adverse change (as determined by Agent in its sole discretion) in the financial condition of the Borrower or in its business.

          Upon the occurrence of any Forbearance Event of Default, Agent may immediately terminate the Forbearance Period and/or declare all of the Borrower’s Liabilities due and payable. Upon the termination or expiration of the Forbearance Period, if at such time the outstanding amount of the obligations is not paid in full, Agent shall be entitled to exercise all of its rights and remedies under the Loan Agreement, the Other Agreements and applicable law. Upon the occurrence of any Forbearance Event of Default hereunder, the Borrower hereby consents (i) to the ex parte appointment of a receiver by Agent in any action initiated by the Banks pursuant to this Agreement or the Loan Agreement, and the Borrower waives notice and posting of a bond in connection therewith; and (ii) to the ex parte filing by Agent on the Borrower’s behalf of an assignment for the benefit of creditors in accordance with applicable law, and the Borrower waives notice and posting of a bond in connection therewith. The Borrower acknowledges that it shall have no claim for damages or otherwise against any Bank or Agent with respect to any such termination of the Forbearance Period or acceleration of the Borrower’s Liabilities in accordance with the terms of this Agreement or the Loan Agreement.
     5. Reservation of Rights. The forbearance set forth herein shall be limited precisely as written and, except as expressly set forth herein, neither the fact of the Banks’ forbearance nor any other term or provisions herein shall, or shall be deemed or construed to, (i) be a consent to any forbearance, waiver, amendment or modification of any term, provision or condition of the Loan Agreement, (ii) affect, impair, operate as a waiver of, or prejudice any right, power or remedy which the Banks may now or hereafter have pursuant to the Loan Agreement or any other document, agreement, security agreement or instrument executed by any Person in connection with or related to the Loan Agreement, or at law or in equity or by statute including, without limitation, with regard to any existing or hereafter arising default, (iii) impose upon the Banks any obligation, express or implied, to consent to any amendment or further modification of the Loan Agreement or (iv) be a consent to any waiver of any existing Event of Default (including, without limitation, the Current Default), all such Events of Defaults remaining outstanding. Each Bank hereby expressly reserves all rights, powers and remedies specifically given to it under the Loan Agreement or the Other Agreements or now or hereafter existing at law, in equity or by statute.
     6. Representations and Warranties. The representations and warranties set forth in Paragraph 11.1 and all covenants set forth in Paragraphs 11.2 and 11.3 of the Loan Agreement shall be deemed remade and affirmed as of the date hereof by the Borrower, except that any and all references to the Loan Agreement in such representations, warranties and covenants shall be deemed to include this Agreement.
     7. Delivery of Documents/Information.
          (a) Notwithstanding any of the foregoing, prior to entering into this Agreement, Agent shall have received from the Borrower a Secretary’s Certificate of the Borrower with resolutions and incumbency, in form and substance satisfactory to Agent.
          (b) As further consideration and a condition of the extension of the Forbearance Period, the Borrower covenants and agrees to provide the Agent with a Commitment Letter in form and substance acceptable to the Agent to refinance all of the Borrower’s Liabilities on or before December 24, 2009.

     8. Reference to the Effect on the Loan Agreement.
          (a) References. Upon the effective date of this Agreement and on and after the date hereof, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Loan Agreement, as amended hereby.
          (b) Ratification. As specifically modified above, the Loan Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect, and are hereby ratified and confirmed.
          (c) No Waiver. The Banks’ failure, at any time or times hereafter, to require strict performance by the Borrower of any provision or term of the Loan Agreement, this Agreement or the Other Agreements shall not waive, affect or diminish any right of the Banks thereafter to demand strict compliance and performance therewith. Any suspension or waiver by the Banks of a breach of this Agreement or any Event of Default under the Loan Agreement shall not, except as may be expressly set forth herein, suspend, waive or affect any other breach of this Agreement or any Event of Default under the Loan Agreement, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character. None of the undertakings, agreements, warranties, covenants and representations of the Borrower contained in this Agreement, the Loan Agreement or in any of the Other Agreements, and no breach of this Agreement, or Event of Default under the Loan Agreement shall be deemed to have been suspended or waived by the Banks unless such suspension or waiver is (a) in writing and signed by each Bank, and (b) delivered to the Borrower. In no event shall the Banks’ execution and delivery of this Agreement establish a course of dealing among the Banks or the Borrower or any other obligor or in any other way obligate the Banks to hereafter provide any amendments or waivers with respect to the Loan Agreement.
     9. Representations and Warranties of the Borrower. The Borrower hereby represents and warrants to Agent and the Banks as of the date hereof as follows:
          (a) The execution and delivery of this Agreement and the performance by the Borrower of its obligations hereunder are within the Borrower’s powers and authority, have been duly authorized by all necessary corporate action and do not and will not contravene or conflict with the Certificate of Incorporation or By-laws of the Borrower.
          (b) The Loan Agreement (as amended by this Agreement) and the Other Agreements constitute legal, valid and binding obligations enforceable in accordance with their terms by Agent and the Banks against the Borrower, and the Borrower expressly reaffirms each of its obligations under the Loan Agreement (as amended by this Agreement) and each of the Other Agreements, including, without limitation, the Borrower’s Liabilities. The Borrower further expressly acknowledges and agrees that Agent has a valid, duly perfected, first priority and fully enforceable security interest in and lien against each item of Collateral except as otherwise set forth in the Loan Agreement. The Borrower agrees that it shall not dispute the validity or enforceability of the Loan Agreement (as it was stated before and after this Agreement) or any of the Other Agreements or any of its respective obligations thereunder, or the validity, priority, enforceability or extent of Agent’s security interest in or lien against any item of Collateral, in any judicial, administrative or other proceeding;
          (c) No consent, order, qualification, validation, license, approval or authorization of, or filing, recording, registration or declaration with, or other action in respect of, any governmental body, authority, bureau or agency or other Person is required in connection with the execution, delivery or performance of, or the legality, validity, binding effect or enforceability of, this Agreement;
          (d) The execution, delivery and performance of this Agreement by the Borrower does not and will not violate any law, governmental regulation, judgment, order or decree applicable to the Borrower and does not and will not violate the provisions of, or constitute a default or any event of default under, or result in the creation of any security interest or lien upon any property of the Borrower pursuant to, any indenture, mortgage, instrument, contract, agreement or other undertaking to which the Borrower is a party or is subject or by which the Borrower or any of its real or personal property may be bound;
          (e) No Event of Default, except for the Current Default, or events which, except for the passage of time or notice would constitute an Event of Default, exists under the Loan Agreement or the Other Agreements; and
          (f) As of the date of this Agreement, the Borrower hereby reaffirms all covenants, representations and warranties made in the Loan Agreement and the Other Agreements to the extent the same are not amended hereby, and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the date of this Agreement.
     10. Releases; Indemnities.
          (a) In further consideration of the Banks’ execution of this Agreement, the Borrower, and on behalf of its successors (including, without limitation, any trustees acting on behalf of the Borrower and any debtor-in-possession with respect to the Borrower), assigns, subsidiaries and Affiliates, hereby forever release Agent and each Bank and their respective successors, assigns, parents, subsidiaries, Affiliates, officers, employees directors, agents and attorneys (collectively, the “Releasees”) from any and all debts, claims, demands, liabilities, responsibilities, disputes, causes, damages, actions and causes of action (whether at law or in equity) and obligations of every nature whatsoever, whether liquidated or unliquidated, known or unknown, matured or unmatured, fixed or contingent (collectively, “Claims”), that the Borrower may have against the Releasees which arise from or relate to any actions which the Releasees may have taken or omitted to take prior to the date this Agreement was executed, including without limitation with respect to the Borrower’s Liabilities, any Collateral, the Loan Agreement, any Other Agreement and any third parties liable in whole or in part for the Borrower’s Liabilities. This provision shall survive and continue in full force and effect whether or not the Borrower shall satisfy all other provisions of this Agreement, the Other Agreements or the Loan Agreement, including payment in full of the Borrower’s Liabilities.

          (b) The Borrower hereby agrees that its obligation to indemnify and hold the Releasees harmless as set forth in Paragraph 10(a) of this Agreement shall include an obligation to indemnify and hold the Releasees harmless with respect to any and all liabilities, obligations, losses, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by the Releasees, or any of them, whether direct, indirect or consequential, as a result of or arising from or relating to any proceeding by, or on behalf of, any Person, including, without limitation, officers, directors, agents, trustees, creditors, partners or shareholders of the Borrower, whether threatened or initiated, asserting any claim for legal or equitable remedy under any statute, regulation or common law principle arising from or in connection with the negotiation, preparation, execution, delivery, performance, administration and enforcement of this Agreement or any other document executed in connection herewith. The foregoing indemnity shall survive the payment in full of the Borrower’s Liabilities and the termination of this Agreement, the Loan Agreement and the Other Agreements.
     11. Fees and Expenses. The Borrower agrees to pay on demand all costs, fees and expenses of or incurred by Agent in connection with the evaluation, negotiation, preparation, execution and delivery of this Agreement and the other instruments and documents executed and delivered in connection with the transactions described herein (including the filing or recording thereof), including, but not limited to, the fees and expenses of counsel for Agent, search fees and taxes payable in connection with this Agreement and any future amendments to the Loan Agreement. The Borrower also agrees to pay to Agent, for the benefit of the Banks, a closing fee equal to $15,000, which shall be due and payable and fully earned and non-refundable upon execution of this Agreement.
     12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.
[SIGNATURE PAGE FOLLOWS]

(Forbearance Agreement Signature Page)
     IN WITNESS WHEREOF, the parties hereto have duly executed this Forbearance Agreement as of the date first above written.

BORROWER:	SIGMATRON INTERNATIONAL, INC.
	By:	/s/ Linda K. Frauendorfer
		Name:	Linda K. Frauendorfer
		Its:	Chief Financial Officer